SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
             ____________________________________________________

                                FORM 8-K
                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1933

                            December 16, 2004
              Date of Report (Date of earliest event reported)
            ____________________________________________________

                        BRONCO ENERGY FUND, INC.
           (Exact name of registrant as specified in its charter)

                               000-29541
                          (Commission File No.)

                                Nevada
               (State or other jurisdiction of incorporation)

                              86-0972709
                  (IRS Employer Identification Number)

               2920 N. Swan Suite 206, Tucson AZ 		85712
 (Address of principal executive offices)                 (ZIP Code)

                              (866) 305-1755
       (Telephone number, including area code of agent for service)

                        Green Clover Luck Corp.
     (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities
     Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    _____________________________________________________________










Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS. On December 16, 2004, at a Meeting of the Board of Directors, pursuant to authority under Section 4 of the bylaws of the Company, the Board of Directors elected Dan Baker to fill a vacancy on the Board. Mr. Baker was elected as a director and Mr. Baker has accepted this appointment. Mr. Baker was also appointed by the Board of Directors to serve as Chief Executive Officer and he has accepted this appointment as well. His biographical information is:

	Mr. Baker received a B.S. in Mining Engineering from the University of Utah and has been involved in the mining industry in both management and production for more than 33 years. Most recently, he served as President of C&P Coal Company in Salt Lake City, was Executive Vice President of COSOL Energy, Inc. in Pittsburgh, and also held various senior management positions with PacifiCorp, Interwest Mining Company. He also serves as a director of Hazelwood Power Company in Australia, Interwest Mining Company, and several other companies, and is a member of the National Mining Association and the Utah Mining Association.

On December 16, 2004, at a Meeting of the Board of Directors, pursuant to authority under Section 4 of the bylaws of the Company, the Board of Directors elected James Marshall to fill a vacancy on the Board. Mr. Marshall was elected as a director and Mr. Marshall has accepted this appointment. His biographical information is:

Mr. Marshall is a certified public accountant in the state of Arizona, and has previously held certificates from Michigan, California, Illinois and Florida. James was the founder and chief executive officer of Residential Resources Mortgage Investments Corporation, RRR ? AMEX, a mortgage based REIT with assets in excess of $400 million and a staff of 42. Prior to March 1985, Mr. Marshall was the National Finance Partner for Kenneth Leventhal & Company and was Managing Partner of that firms Phoenix Office for five years. Career experiences include responsibilities for major land acquisitions and dispositions and their structuring. His audit and tax experience included publicly-held companies for which Mr. Marshall was responsible for banks, savings and loan associations, real estate developers, mortgage bankers, insurance companies, builders and contractors. Mr. Marshall is a member of the AICPA, performs audits, consulting and tax services for his clients. Mr. Marshall has more than 30 years audit and tax experience on a wide range of public and private companies. Mr. Marshall is current on all SEC, auditing, accounting and tax matters. In addition to a strong background in auditing and taxation, Mr. Marshall is a proven innovator and solution developer relying on both traditional and nontraditional alternatives. Extensive experience has been developed on SEC filings from IPOs, shelf registrations, to annual and quarterly reporting.

On December 16, 2004, at a Meeting of the Board of Directors, pursuant to authority under Section 4 of the bylaws of the Company, the Board of Directors elected Kevin M. Sherlock to fill a vacancy on the Board. Mr. Sherlock was elected as a director and Mr. Sherlock has accepted this appointment. His biographical information is:

	Mr. Sherlock graduated from Florida State University in 1984 with a B.S. degree in Multinational Business Operations. In 1988, he received his Juris Doctorate from the Georgetown University Law Center. Mr. Sherlock is licensed to practice law in Washington D.C., Florida and Arizona. He began his legal career as an associate in the Washington D.C. office of the New York law firm Condon & Forsyth, with a practice area of aviation law, insurance defense litigation (including complex multi-district air-crash disaster litigation) and general corporate matters. After 5 years with Condon & Forsyth, Mr.
Sherlock opened his solo practice in 1993, with a focus on small business mergers and acquisitions, and public company issues.

Item 5.03. Amendments To Articles Of Incorporation Or Bylaws; Change In Fiscal Year.

On November 16, 2004, the Registrant amended its Articles of Incorporation to change its name to "Bronco Energy Fund, Inc. " The Amended Articles of Incorporation are filed as Exhibit 5.1 to this Form 8-K and are incorporated by reference herein.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(a)

Financial Statements of Business Acquired

None.

(b)

Pro Forma Financial Statements

None

(c)

Exhibits

Exhibit 5.1
Amended Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following person on behalf of the Registrant and in the capacity thereunto duly authorized, in Beaver, Utah, on the 16th day of December, 2004.

Bronco Energy Fund, Inc.

By: __/s/ Dan Baker___________
    Dan Baker, Chief Executive Officer


 EXHIBIT INDEX

Exhibits

Exhibit 5.1

Amended Articles of Incorporation.